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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EduLink, Inc., dba The Learning Priority on Form S-8 of our report, dated April 15, 2003, appearing in the Annual Report on Form 10-K of EduLink, Inc., dba The Learning Priority for the year ended December 31, 2002.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
June 12, 2003


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